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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CMG Information Services, Inc.:

  We consent to the incorporation by reference in the registration statements of CMG Information Services, Inc. on Form S-8 (File No. 33-86742 and File No. 33-06745) of our reports dated September 16, 1996, relating to the Consolidated Balance Sheets of CMG Information Services, Inc. and subsidiaries as of July 31, 1996 and 1995, and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows and related schedule for each of the years of the three-year period ended July 31, 1996, which reports appear in the July 31, 1996 annual report on Form 10-K of CMG Information Services, Inc.




                                       /s/ KPMG PEAT MARWICK LLP
                                       KPMG PEAT MARWICK LLP
Boston, Massachusetts
October 28, 1996



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